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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                January 12, 1998
                Date of report (Date of earliest event reported)


                          Commission File No. 0-20572

                            PATTERSON DENTAL COMPANY
             (Exact name of registrant as specified in its charter)


         MINNESOTA                                    41-0886515
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

                           1031 Mendota Heights Road
                           St. Paul, Minnesota 55120
          (Address of principal executive offices, including zip code)


      Registrant's telephone number, including area code:  (612) 686-1600
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ITEM 5.  OTHER EVENTS

          On January 12, 1998, the Board of Directors of the Company declared a 3 for 2 stock split (the "Stock Split") in the form of a 50% stock dividend payable to shareholders of record on January 30, 1998. No fractional shares will be issued, but shareholders who would have been entitled to receive a fractional share will receive a cash payment representing the value of such fractional share based upon the closing price of a share of Common Stock on January 30, 1998 as reported by The Nasdaq Stock Market.

          Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, the Company's Registration Statements on Form S-8 (File Nos. 33-56764 and 333-03583) are deemed to cover additional shares of Common Stock issued or issuable thereunder as a result of the Stock Split. Further, the Company's Registration Statements on Form S-3 (File Nos. 333-19951 and 333-41199) are deemed to cover additional shares of Common Stock issued or issuable to the selling shareholders thereunder as a result of the Stock Split.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Press Release dated January 12, 1998 relating to 3 for 2 stock split in the form of dividend.

                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 12, 1998             PATTERSON DENTAL COMPANY


                                    By   /s/ Ronald E. Ezerski
                                         -------------------------------------
                                         Ronald E. Ezerski
                                         Executive Vice President, Treasurer,
                                         Secretary and Chief Financial Officer
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                                 EXHIBIT INDEX


Exhibit 99.1 Press Release dated January 12, 1998 relating to 3 for 2 stock split in the form of dividend.